AMENDMENT made as of the 16th day of August, 2006 by and between **GLOBALSTAR, INC.**, a Delaware corporation with offices at 461 South Milpitas Blvd., Milpitas, California 95035 (**"Globalstar"**) and **GLOBAL TELESAT CORP.**, a Virginia corporation with offices at 51 Lyon Ridge Road, Katonah, New York 10536 (**"GTC"**).

W I T N E S S E T H :

WHEREAS, Globalstar and GlobalNet Corporation entered into an agreement on May 4, 2005 with respect to the purchase, deployment and use of seven (7) simplex data service appliqués (the **"Appliqués"**) as described therein (the **"May Contract"**); and

WHEREAS, by virtue of an Assignment and Assumption Agreement between Globalstar and GTC dated July 28, 2005, the rights and obligations of GlobalNet Corporation under the May Contract were assigned to and assumed by GTC; and

WHEREAS, Globalstar and GTC wish to amend the May Contract, on and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the undersigned parties do hereby agree as follows:

1. **Incorporation by Reference.** Reference is made to the May Contract, the terms of which are incorporated herein by reference thereto. All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the May Contract.

2. **Additional Definitions.** The following terms shall have the meanings set forth below opposite each term:

"Globalstar Appliqués" shall mean the simplex data service appliqués owned by Globalstar in ground stations located at , and and any other such appliqués owned by Globalstar.

"GTC Appliqués" shall mean all Appliqués owned by GTC, including the Deployment Appliqués, and any additional simplex data service appliqués that may be hereafter purchased by GTC from Globalstar which are installed at Globalstar ground stations.

3. **Purchase and Deployment of the Appliqués.**

(a) The Test Appliqué has been purchased and fully paid for by GTC. Globalstar has conveyed title and ownership of the Test Appliqué to GTC, free and clear of all liens, claims and encumbrances on such title. GTC hereby confirms that the Test Appliqué is being used solely for testing purposes in a laboratory environment and is not operational. GTC has assumed ownership, control, responsibility and use of the Test Appliqué in compliance with the Certificate of Acceptance dated 19 December 2005, the terms and conditions of which are incorporated herein by reference thereto.

(b) Four of the six Deployment Appliqués have been installed in the following locations:

, Australia
, Korea
Peru
, Venezuela

All four of the above Deployment Appliqués have been fully paid for by GTC and Globalstar hereby confirms that title to and ownership of such Appliqués has been conveyed to GTC by Globalstar for the Appliqués installed in Australia, Korea, Venezuela, and Peru, free and clear of all liens, claims or encumbrances on such title.

(c) The fifth Deployment Appliqué was installed by Globalstar on June 21, 2006 at the ground station located in , Mexico (the "**Mexico Appliqué**"), in lieu of the Designated Location of , Italy as described in the May Contract and GTC hereby confirms that Globalstar has the right, at its cost, to install and use the Mexico Appliqué for commercial purposes in , Mexico for so long as such Appliqué remains installed and in use at the ground station located in , Mexico. GTC will acquire title to and ownership of the Mexico Appliqué upon execution of this Amendment, Globalstar hereby waiving GTC's obligation to make payment of the $24,500 balance of the purchase price for such Appliqué. If, at any time after August 16, 2007, Globalstar determines that it is necessary to replace the Mexico Appliqué with an improved appliqué (i.e., an appliqué with greater capacity, better system performance or otherwise an upgrade of the Mexico Appliqué), it will notify GTC (such notice to include the location to which Globalstar will deploy the Mexico Appliqué), and remove, ship and install the Mexico Appliqué, at its expense, to another ground station and install, at its expense, the improved appliqué Mexico, or in a location proximate thereto provided that the coverage previously afforded by the Mexico Appliqué is not diminished as a consequence of the installation of the improved appliqué. In such instance, GTC will retain title to and ownership of the Mexico Appliqué (but not the improved appliqué which will be owned by Globalstar) and will receive the same free simplex data service rights with respect to both such appliqués as it has with respect to the other Deployment Appliqués. In addition, in such instance, GTC shall have the right to deploy and utilize up to three Manportable Appliqués in the region previously serviced by the Mexico Appliqué so as to be able to attain the same coverage that the Mexico Appliqué provided prior to its removal, if deemed necessary by GTC and if GTC's simplex data transmitters are not compatible with such improved appliqué (any such Manportable Appliqués will not be considered in calculating the maximum number of such appliqués as provided in Section 5(c) hereof).

(d) The sixth and last Deployment Appliqué which was to be installed in Saudi Arabia (the "**Saudi Appliqué**") cannot, as of the date hereof, be fulfilled due to the shut-down of the ground station therein by its operator. In consideration of the rights granted hereunder to GTC with respect to the Sensitivity Upgrades and the Manportable Appliqués, GTC hereby agrees that Globalstar shall have the right (but not the obligation), at its sole cost and

expense, to ship, install and operate the sixth Deployment Appliqué at a ground station selected by Globalstar. Globalstar will notify GTC of any such location and GTC shall have the right (at its option and without obligation) to notify Globalstar that it will consider such new ground station location as satisfaction of Globalstar's Alternative Deployment Appliqué replacement obligation set forth in this subsection. GTC will provide Globalstar with notice as to whether or not it will accept such new ground station location within thirty (30) days after its receipt of such notice from Globalstar. If Globalstar elects to utilize the Saudi Applio ' at a location designated by it, as above, and the liquidation proceeding currently pending in Saudi Arabia with respect to the ground station operator at such location is consummated by December 31, 2006, which date may, by notice to Globalstar, be extended by GTC to January 31, 2007 (the "**Outside Date**"), Globalstar will ship and install, at its expense another simplex data service appliqué manufactured by AeroAstro, Inc. (the "**Manufacturer**") in conformity with the specifications of the Deployment Appliqués, to include the Globalstar Appliqués currently installed in France and Canada which are referred to in Section 2 hereof (the "**Alternative Deployment Appliqué**") in , Saudi Arabia not later than December 31, 2007. If, under such circumstances, Globalstar is not able to ship and install the Alternative Deployment Appliqué in Saudi Arabia, within thirty (30) days after the consummation of such liquidation proceeding, GTC will have the right to utilize a Manportable Appliqué at such location until Globalstar installs the Alternative Deployment Appliqué therein. If Globalstar elects to utilize the Saudi Appliqué at a location designated by it, as above, and such liquidation proceeding is not consummated by the Outside Date, GTC may by written notice to Globalstar no later than fifteen (15) business days after the Outside Date, request Globalstar to ship and install, at Globalstar's sole cost and expense, the Alternative Deployment Appliqué in another operational Globalstar ground station selected by GTC. Globalstar will ship and install, at its expense, the Alternative Deployment Appliqué on or before December 31, 2007. If Globalstar is unable to ship and install the Alternative Deployment Appliqué to such location within thirty (30) days after any such notice, GTC shall have the right to utilize a Manportable Appliqué at such location until the Alternative Deployment Appliqué has been installed by Globalstar therein. The use of any such Manportable Appliqué will not be considered in calculating the maximum number of such appliqués as provided in Section 5(c) hereof.

(e) As of the date hereof, GTC has paid Globalstar $137,070 against the $456,900 purchase price for the designated Saudi Deployment Appliqué, which payment will be applied to the $456,900 purchase price for the Alternative Deployment Appliqué. The $319,830 balance of the Purchase Price for the Alternative Deployment Appliqué shall be paid by GTC in accordance with Invoice No. 26395 and the $24,500 balance thereof shall be paid by GTC within forty-five (45) days after the date of execution of this Amendment. Upon such payment, GTC will be deemed to have fully paid for the Alternative Deployment Appliqué and will receive ownership and title thereto, free and clear of all liens, claims and encumbrances on such title. Upon Globalstar's shipment and installation, of the Alternative Deployment Appliqué pursuant to the terms hereof, Globalstar will simultaneously be deemed to have acquired ownership and title to the Saudi Appliqué.

(f) Globalstar hereby waives all remaining unpaid and/or un-invoiced amounts due from GTC for the monthly maintenance fees for the appliqué installed in Turkey as

further and final consideration for the fifth Deployment Appliqué installation in Mexico stated in (c) above.

4. **Sensitivity Improvements.**

(a) GTC shall have the right, subject to local laws and regulations relating to telecommunications equipment, at its cost, to purchase and install increased sensitivity hardware and/or software (the "**Sensitivity Upgrades**") on the GTC Appliqués and Globalstar will cooperate with GTC in its efforts to do so. Globalstar will notify GTC of any such laws or regulations that it receives notice of (Globalstar not having any obligation to research any such laws) that preclude the installation or use of any of such Sensitivity Upgrades. GTC will provide Globalstar with not less than thirty (30) business days' notice of its intent to install any such Sensitivity Upgrades. Neither Globalstar, nor any ground station operator, will be required to incur any fee, charge, or other expense to transport, import, certify, install and/or test any such Sensitivity Upgrades, all of which costs will be paid by GTC. GTC will, at its expense, during the period that such Sensitivity Upgrades are in use on the Globalstar constellation of low orbit satellites and related ground stations (the **"Globalstar System"**), repair or supply spare replacement printed circuit boards comprising part of the Sensitivity Upgrades for each of the GTC Appliqués, when required to repair or replace malfunctioning printed circuit boards therein. GTC will furnish, at its expense, one spare printed circuit board with each Sensitivity Upgrade at the time of installation thereof. If replacement of a printed circuit board becomes necessary for any Sensitivity Upgrade, the malfunctioning printed circuit board will be returned to GTC for purposes of repair, at its expense, so as to be able to use it in the future to meet its repair obligations hereunder with respect thereto. Globalstar will be responsible for assuring that each ground station operator permits the hosting, maintenance and support of each Sensitivity Upgrade. Should Globalstar, or the ground station operator, in its reasonable judgment, determine that replacement printed circuit boards are not available, non-functioning, or impairing, Globalstar's ability to provide proper simplex data service at the ground station, Globalstar and/or ground station operator reserves the right, at its sole discretion and following written notice to GTC, to take whatever steps it deems necessary to prevent such service impairment, including removal of the printed circuit boards and replacement of other non-Sensitivity Upgraded printed circuit boards. Globalstar's aforementioned notice to GTC will provide the specifics of such unavailability, non-functioning or impairment and GTC shall have the right to cure any such occurrences, at its expense, so that the Sensitivity Upgrades can continue to be utilized following such cure.

(b) Prior to the installation of the Sensitivity Upgrades, all such Sensitivity Upgrades shall be tested by the Manufacturer for technical compliance with Globalstar's use and operational requirements and applicable laws, rules and regulations, consistent with the testing previously performed by the Manufacturer with respect to the Deployment Appliqués. Globalstar's engineers and other authorized representatives shall have the right to participate in the Manufacturer's testing activities. The certification of the Sensitivity Upgrades will require GTC to provide sufficient technical information for Globalstar's review and issuance of its certification to confirm that the Sensitivity Upgrade (1) will not adversely impact Globalstar satellites, appliqué operations or commercial simplex data services, (2) will not require modifications to the applicable gateway, back-office or require other additional support such as

bandwidth, and (3) will continue to allow Globalstar to measure usage and manage traffic on the system with adherence to the operational guidelines on transmission frequencies and intervals for simplex data services. Globalstar will notify GTC of any matters that require compliance with its regular certification protocols and requirements with respect to the Sensitivity Upgrades so as to allow GTC to attempt to comply with same. GTC will not be required to pay Globalstar, or any ground station operator, any fee to use, maintain and/or activate any such Sensitivity Upgrades. In addition, the Manufacturer will provide a twelve month warranty for the Sensitivity Upgrades, consistent with the warranty that it provides for the Deployment Appliqués.

(c) Globalstar agrees that all data and other information provided to or obtained by it with respect to the Sensitivity Improvements (including any such information obtained during the process of testing and certification thereof) will be considered proprietary or confidential information of GTC under Article 12 of the May Contract.

(d) GTC hereby agrees to indemnify and hold Globalstar harmless from and against any and all claims, liabilities, costs or expenses incurred by it based upon or as a result of any claim by the Manufacturer that its intellectual property rights to the Sensitivity Upgrades have been breached or violated by Globalstar as a consequence of the installation and/or use of the Sensitivity Upgrades under the May Contract.

(e) GTC will, upon request from Globalstar, at Globalstar's election (and without obligation), provide Globalstar with the Sensitivity Upgrades (or cause the Manufacturer to do so) for commercial use by Globalstar on the Globalstar Appliqués for so long as such appliqués remain in use on the Globalstar System, subject to Globalstar and GTC negotiating and concluding a mutually acceptable written agreement with respect thereto.

5. **Manportable Appliqués.**

(a) GTC is developing a portable simplex data service appliqué (the "**Manportable Appliqué**").

(b) Globalstar agrees that all data and other information provided to or obtained by it with respect to such Manportable Appliqués (including any such information obtained during the process of testing and certification thereof) will be considered proprietary or confidential information of GTC under Article 12 of the May Contract.

(c) Globalstar agrees that GTC shall have the right to deploy and operate up to six Manportable Appliqués solely for non-commercial simplex data transmission purposes in conjunction with the Globalstar System in all areas throughout the world that Globalstar has satellite coverage (but not more than three of such Manportable Appliqués in any continent), provided that the Manportable Appliqués are certified by the Manufacturer, at GTC's cost. Globalstar's engineers and other authorized representatives shall have the right to participate in the Manufacturer's testing activities in connection with such certifications. Such certification will require GTC to provide sufficient technical information for Globalstar's review and issuance of its certification for use on the Globalstar System. Globalstar will notify GTC of any matters

that require compliance with its regular certification protocols and requirements with respect to the Manportable Appliqués so as to allow GTC to attempt to comply with same. GTC assumes responsibility for ownership, control, use, operation and maintenance for such Manportable Appliqués. GTC will not be charged any fee or other amount by Globalstar for the access or usage for or with respect to the use of such Manportable Appliqués.

(d) GTC hereby agrees to indemnify, defend and hold Globalstar, its subsidiaries and affiliates, and their respective shareholders, directors, officers, employees, agents, representatives, and customers, including resellers and distributors and users of Globalstar services worldwide harmless from and against any and all loss, cost, damage, expense (including attorneys' fees), liability, and claims of whatever kind and nature resulting from or based upon the construction, ownership, use, maintenance or operation of the Manportable Appliqués (including any claim by a foreign government with respect thereto). As a condition to the rights of indemnification hereunder, Globalstar will promptly notify GTC of any claim for indemnification hereunder, which notice will specify with particularity the basis for the claim, the parties involved, and the damages suffered by Globalstar as a result thereof. In the event of any such claim for indemnification relating to a third party claim against Globalstar, GTC will defend such claim with counsel selected by it and Globalstar will not settle any such claim without the written consent of GTC. In the event that there is any dispute between Globalstar and GTC with respect to an indemnification claim hereunder, which dispute is not resolved between the parties hereto, either party may commence a legal action or proceeding to enforce or defend their respective rights and obligations hereunder and the party prevailing therein will be entitled to reimbursement of all costs (including attorneys' fees) incurred by it in connection therewith.

6. **Certification Completion.** Notwithstanding any provision of this Agreement to the contrary, GTC's rights with respect to the Sensitivity Upgrades and Manportable Appliqués shall be conditioned upon, as to each such item(s) of equipment, GTC obtaining certification from Globalstar for the use of same not later than December 31, 2007.

7. **Appliqué Maintenance.** Globalstar will, at its cost, operate and maintain the Deployment Appliqués (and the Alternative Deployment Appliqué, if applicable) for so long as such Appliqués are in use on the Globalstar System.

8. **Notices.** All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision):

(i) If to GTC, to it at:

Global Telesat Corp.
51 Lyon Ridge Road
Katonah, New York 10536

(ii) If to Globalstar, to it at:

Globalstar, Inc.
461 South Milpitas Blvd.
Milpitas, California 95035

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

9. **Further Assurances.** The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of either party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, instruments, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Amendment and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Amendment.

10. **Inconsistencies.** To the extent that there is any inconsistency between the terms and provisions of this Amendment and the terms and provisions of the May Contract, the terms and provisions of this Amendment will govern and control. Except as set forth in this Amendment, none of the other terms or provisions of the May Contract is amended hereby and the May Contract shall remain in full force and effect in accordance with its terms, as amended hereby.

11. **Miscellaneous.** This Amendment (i) shall, if any term or provision hereof shall be determined to be unenforceable, remain valid and in full force and effect with respect to all other provisions of this Amendment not affected by such unenforceable provision or provisions, and (ii) may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the day and year first above written.

WITNESS:

Kelly L. Rose
Print Name

WITNESS:

FISHER
Print Name

GLOBALSTAR, INC.

By: A J Navarra
ANTHONY J. NAVARRA
PRESIDENT
Print Name and Title

GLOBAL TELESAT CORP.

By:
DAVID PHIPPS - PRESIDENT
Print Name and Title

Gtc-globalstar.amendment.doc
August 16, 2006